Exhibit 99.1

FOR IMMEDIATE RELEASE

SUPERVALU TO ACQUIRE UNIFIED GROCERS TO CREATE ONE OF THE NATION’S LEADING GROCERY WHOLESALE COMPANIES

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Adds leading West Coast focused wholesale grocery and specialty distributor to SUPERVALU’s existing distribution network, bringing together two highly complementary organizations with combined 2016 sales of approximately $16 billion

•	Combined business designed to deliver value to SUPERVALU stockholders with at least $60 million in run rate cost synergies expected to be realized by the end of the third year of operations

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Creates opportunity to leverage Unified’s comprehensive specialty and ethnic offerings across SUPERVALU’s existing customer network while providing Unified’s retail base the ability to benefit from SUPERVALU’s extensive professional services portfolio

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SUPERVALU to use cash on hand and borrowings under its credit facilities to purchase Unified’s equity and repay Unified’s outstanding net debt, giving SUPERVALU the flexibility to further focus on growing its customer base while efficiently delivering best in class wholesale services aimed at enhancing customers’ competitiveness

MINNEAPOLIS, MN and COMMERCE, CA -April 10, 2017 - SUPERVALU INC. (NYSE: SVU) and Unified Grocers, Inc. today announced that they have entered into a definitive merger agreement for SUPERVALU to acquire Unified Grocers in a transaction valued at approximately $375 million, comprised of approximately $114 million in cash for 100 percent of the outstanding stock of Unified Grocers plus the assumption and pay-off of Unified Grocers’ net debt at closing (approximately $261 million as of April 1, 2017).

This transaction will bring together two highly complementary grocery wholesale organizations with combined sales of approximately $16 billion in 2016. Together, SUPERVALU and Unified operate 24 distribution centers supplying customers in 46 states and serve a combined customer base of over 3,000 stores. The combined company will be uniquely positioned to efficiently serve a broad range of independent customers and offer a diverse array of value added services, helping customers compete in an increasingly demanding grocery environment. The acquisition also provides new growth opportunities across multiple geographies, including the expansion of Unified’s Market Centre division, a growing business providing specialty and ethnic products to independent customers.

“We’re thrilled at the opportunity to bring together these two great organizations,” said Mark Gross, SUPERVALU’s President and Chief Executive Officer. “By acquiring the Unified business, including gaining a wealth of expertise and talent, we will become a stronger and more efficient organization. The transaction will enhance our ability to help our customers better compete in the evolving grocery industry. We’re also excited to serve Unified’s dynamic retailer base. Unified’s Members and customers operate some of the country’s most exciting and progressive Hispanic and multiple other ethnic formats, specialty, gourmet, natural/organic, price impact and traditional stores. They complement our existing customer base and we look forward to facilitating collaboration and innovation across such an impressive collection of creative merchants.”

Gross continued, “We appreciate the experience, intelligence and dedication of the Unified team, and look forward to welcoming Unified associates to SUPERVALU and supporting them as we continue the important work of contributing to the growth and success of our customer network and helping to deliver value to our stockholders. We will make a great team together.”

“We believe this transaction will benefit the Members and customers of Unified Grocers as they look for new and innovative ways to serve the communities in which they operate,” said Unified Grocers’ President and CEO, Bob Ling. “SUPERVALU and Unified share a common vision of providing best-in-class services and products to the independent grocer. The cultural fit between SUPERVALU and Unified well positions the combined company to pursue a shared dedication and commitment to growth and innovation, providing increased value to customers.”

Transaction Overview

The transaction, which was unanimously approved by each company’s board of directors, is currently expected to close in mid to late summer 2017, subject to approval by Unified’s shareholders and other customary closing conditions. Following completion of the merger, Unified Grocers will be a wholly-owned subsidiary of SUPERVALU.

Following the completion of the transaction, SUPERVALU, with its headquarters in Eden Prairie, Minnesota, will maintain an important and visible presence in Commerce, California, Unified’s headquarters, and throughout the West Coast, including management and employees of the combined company.

SUPERVALU expects that by the end of the third year of operations after the completion of the transaction, the combined business will achieve a run rate of at least $60 million in cost synergies. These synergies will be primarily derived from utilizing the scale and expertise of the combined company as well as consolidation of select back office functions. To achieve these synergies, SUPERVALU expects to incur transition and integration costs of up to $60 million within the first two years following the completion of the transaction. The transaction is expected to be accretive to earnings per share, excluding the transition and integration costs as well as potential purchase accounting adjustments, in the first full fiscal year following closing which begins on February 25, 2018.

RBC Capital Markets, LLC acted as SUPERVALU’s financial advisor and Faegre Baker Daniels LLP and Cleary Gottlieb Steen & Hamilton LLP acted as SUPERVALU’s legal counsel. Moelis & Company LLC acted as financial advisor to Unified Grocers and Sullivan & Cromwell LLP acted as Unified’s legal counsel.

Conference Call and Webcast Details

A SUPERVALU conference call to discuss this announcement is scheduled for Tuesday, April 11, 2017 at 9:00 a.m. central time. This call can be accessed by dialing (877) 814 - 2415 and providing 6782148 as the conference ID number. The call will also be webcast live at www.supervaluinvestors.com (click on microphone icon). A replay of the call will be archived at www.supervaluinvestors.com. To access the website replay, go to the "Investors" link and click on "Presentations and Webcasts."

About SUPERVALU INC.

SUPERVALU INC. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $13 billion. SUPERVALU serves customers across the United States through a network of 2,067 stores composed of 1,850 stores operated by wholesale customers serviced primarily by the Company’s food distribution business, 195 traditional retail grocery stores operated under five retail banners and 22 stores under the Shop 'N Save name in Maryland, Pennsylvania, Virginia, and West Virginia (store counts as of December 3, 2016). Headquartered in Minnesota, SUPERVALU has approximately 30,000 employees. For more information about SUPERVALU visit www.supervalu.com.

About Unified Grocers

Founded in 1922, Unified Grocers is a retailer-owned wholesale grocery distributor that supplies independent retailers throughout the western United States. Unified and its subsidiaries offer independent retailers all the resources they need to compete in the supermarket industry. Headquartered in Commerce, California, Unified Grocers has annual sales of approximately $3.8 billion and serves its Members and customers through six distribution centers, as well as Market Centre, a dedicated specialty, natural and ethnic business. Unified owns approximately 3 million square feet of real estate.

Additional Information and Where to Find it

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Unified by SUPERVALU. In connection with the merger, Unified intends to file relevant materials with the Securities and Exchange Commission (the "SEC"), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Unified will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting of shareholders relating to the merger. SHAREHOLDERS OF UNIFIED ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT UNIFIED WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The proxy statement and other relevant materials (when available), and any and all documents filed by Unified with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by Unified via the Financial Information section of Unified’s website at www.unifiedgrocers.com, by calling Unified toll-free at 800-242-9907 or by emailing Unified at corp.sec@unifiedgrocers.com.

Participants in Solicitation

SUPERVALU, Unified and their respective directors and officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Unified’s directors and executive officers is contained in Unified’s proxy statement dated January 24, 2017, previously filed with the SEC. To the extent holdings of securities by such directors or executive officers have changed since the amounts printed in Unified’s 2017 proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement to be filed by Unified in connection with the merger.

Forward Looking Statements

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Except for the historical and factual information, the matters set forth in this news release and related conference call, particularly those pertaining to the expected completion of the merger (including the timing thereof), the ability to consummate the merger (including but not limited to the receipt of all required regulatory approvals) and SUPERVALU’s expectations, guidance, or future operating results (including expected synergies), and other statements identified by words such as "estimates" "expects," "projects," "plans," "intends," "outlook" and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the ability to satisfy the closing conditions and close the proposed acquisition on a timely basis or at all, the possibility that modifications to the terms of the transaction may be required in order to obtain or satisfy all required approvals, business disruption, ability to achieve operational efficiencies, including synergistic and other benefits of the proposed acquisition, ability to effectively retain key employees and maintain and grow customer relationships, ability to effectively manage organization and integration changes during the pendency of or following the transaction, ability to achieve expected financial results for the combined entity and other risk factors relating to the business or industry as detailed from time to time in Unified’s and SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. For more information, see the risk factors described in each of Unified’s and SUPERVALU’S Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC. Unless legally required, Unified and SUPERVALU undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For SUPERVALU Inquiries:

Investors:
Steve Bloomquist, 952-828-4144
steve.j.bloomquist@supervalu.com

Media:
Jeff Swanson, 952-903-1645
jeffrey.s.swanson@supervalu.com

For Unified Inquiries:

Media:
Paul Dingsdale, 323-881-4150
pdingsdale@unifiedgrocers.com